UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2021

(Date of earliest event reported)

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. Sam Houston Parkway South Suite 1300, Houston, Texas 77042
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 308-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	CATM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, Cardtronics plc and Cardtronics USA, Inc. (together, the “Company”) entered into an agreement with Edward H. West (the “Agreement”) that will become effective upon the closing (the “Closing”) of the transactions contemplated by the Acquisition Agreement between Cardtronics plc and NCR Corporation, dated January 25, 2021 (the “Acquisition Agreement”). The Agreement provides for certain payments and benefits that will become due to Mr. West in connection with the Closing.

Pursuant to the Agreement, subject to and ninety days following the Closing (but not later than March 15 of the year following the year of the Closing), Mr. West will receive a single lump sum cash payment equal to the aggregate of two times his base salary in effect at such time and two times the average of the annual bonus he received for calendar year 2019 and his target bonus for 2020. Following the payment of such amounts, Mr. West will no longer be entitled to such payments under his employment agreement with the Company, dated December 6, 2017, upon a future termination of employment.

At Closing, Mr. West’s outstanding equity awards as of the Closing will be treated in accordance with the Acquisition Agreement, as described on pages 63 to 65 of the definitive merger proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on March 30, 2021 (the “Merger Proxy”). Under the Agreement, subject to and immediately following the Closing: (i) Mr. West’s performance-based vesting restricted stock units and market-based vesting restricted stock units granted in calendar years 2019 and 2020 will vest in full and will be converted into the right to receive a cash payment equal to the volume weighted average of the closing sale price per share of NCR common stock on the New York Stock Exchange for the ten full consecutive trading days ending on and including the third trading day prior to the Effective Date (as defined in the Acquisition Agreement) rounded up to the fourth decimal place (the “Trading Price”), per share of NCR common stock subject to such awards, payable on the settlement date under the award agreement pursuant to which such award was granted; (ii) Mr. West’s time-based vesting restricted stock units, performance-based vesting restricted stock units and market-based vesting restricted stock units granted in calendar year 2021 shall vest in full and shall be settled in cash based on a price per share of NCR common stock equal to the Trading Price, within thirty days following the Closing; and (iii) Mr. West’s non-qualified stock options will remain exercisable until the earlier of (a) the date that is at least one year following the termination of his employment for any reason and (b) the 10th anniversary of the grant date of such option.

Item 8.01	Other Events.

In connection with the Closing, the Court Hearing is currently planned to be held on June 17, 2021, at a time to be fixed by the Court and notified to shareholders. Shareholders are entitled to appear and make representations at the Court Hearing, although they are not obliged to do so. Shareholders who wish to appear at the Court Hearing (or wish to instruct counsel to attend the Court Hearing and to make representations to the Court on their behalf)should give notice of their intention to do so to the Company's solicitors by email to CardtronicsSanctionHearing@ashurst.com, as soon as possible, specifying their name and email address, and if applicable, the name and email address of their counsel. Capitalized terms used in this paragraph have the meaning given to them in the Acquisition Agreement, which is included as Annex A to the Merger Proxy.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act.

Statements that describe or relate to the pending acquisition of the Company by NCR and other statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, and those factors detailed from time to time in the Company’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics plc

June 10, 2021	By:	/s/ Paul A. Gullo
Paul A. Gullo
Chief Accounting Officer